UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July
20
, 2020 (July 15, 2020)
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.
FIRST INDUSTRIAL, L.P.
(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
One North Wacker Drive, Suite 4200
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312)
 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock	FR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
 12b-2
 of the Securities Exchange Act of 1934 (§
240.12b-2
 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01:	Entry into a Material Definitive Agreement.
On July 15, 2020, First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) entered into an Unsecured Term Loan Agreement, among the Operating Partnership, as borrower, the Company, as guarantor, Wells Fargo Bank, National Association (“Wells Fargo”), as lender and as administrative agent, PNC Bank, National Association, as lender and as syndication agent, and the other lenders thereunder (the “2020 Term Loan Facility”).
The 2020 Term Loan Facility provides for a $200.0 million unsecured term loan and allows the Operating Partnership to request incremental term loans in an aggregate amount equal to $100.0 million. The 2020 Term Loan Facility provides for interest-only payments initially at LIBOR plus 150 basis points. The rate is subject to adjustment based on the Company’s investment grade rating. The Company entered into interest rate swaps to effectively convert the rate applicable under the 2020 Term Loan Facility to a fixed interest rate of approximately 2.49% per annum based on the current LIBOR spread beginning in February 2021. The 2020 Term Loan Facility matures on July 15, 2021. The Operating Partnership has the option to extend the maturity date of the 2020 Term Loan Facility for two additional one-year
terms, subject to the satisfaction of certain conditions.
The Company has fully and unconditionally guaranteed payment of borrowings under the 2020 Term Loan Facility. The 2020 Term Loan Facility has been used to repay the $200 million unsecured term loan facility previously scheduled to mature January 29, 2021. Each of the Company and the Operating Partnership has had or may have with one or more of the lenders party to the 2020 Term Loan Facility customary banking relationships through which a variety of financial services are, were or will be provided, including investment banking, underwriting, lending, commercial banking, treasury management, trustee and other advisory services, and for which such lenders will receive or have received customary fees and expenses.
The description herein of the 2020 Term Loan Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the 2020 Term Loan Facility filed as Exhibit 10.1 hereto.
Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01:	Regulation FD Disclosure.
On July 15, 2020, the Company issued a press release with respect to the 2020 Term Loan Facility. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.
The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01:	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1
Unsecured Term Loan Agreement, dated as of July 15, 2020, among First Industrial, L.P., First Industrial Realty Trust, Inc., Wells Fargo Bank, National Association, PNC Bank, National Association, and the other lenders thereunder.

99.1	First Industrial Realty Trust, Inc. Press Release dated July 15, 2020 (furnished pursuant to Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Jennifer Matthews Rice
Name:	Jennifer Matthews Rice
Its:	General Counsel

FIRST INDUSTRIAL, L.P.

By:	First Industrial Realty Trust, Inc.,
its general partner

	By:	/s/ Jennifer Matthews Rice
	Name:	Jennifer Matthews Rice
	Its:	General Counsel
Date: July 20, 2020